CONSENT OF INDEPENDENT ACCOUNTANTS

The Shareholder and Board of Directors of
The Arbitrage Fund.:

We consent to the use of our report included herein and to the reference to our Firm in the Statement of Additional Information under the heading "Independent Accountants."

Chicago, Illinois
July 19, 2000